EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
6/13/20121	Purchase	$ 3.2967	10568
6/14/20122	Purchase	$ 3.4304	12695
6/15/20123	Purchase	$ 3.4995	2000
6/18/20124	Purchase	$ 3.9622	29162
6/19/20125	Purchase	$ 4.0719	52002
6/20/20126	Purchase	$ 4.0924	25043
6/21/20127	Purchase	$ 4.0615	16168
7/9/20128	Purchase	$ 4.0796	30601
7/10/20129	Purchase	$ 4.0852	24077
7/11/201210	Purchase	$ 4.0194	58294
7/12/201211	Purchase	$ 3.8801	41005
7/13/201212	Purchase	$ 3.9333	26834
7/16/201213	Purchase	$ 3.9675	4874
7/17/201214	Purchase	$ 4.0202	20000
7/18/201215	Purchase	$ 4.0994	1700

1 This transaction was executed in multiple trades at prices ranging from $3.27 – 3.34.
2 This transaction was executed in multiple trades at prices ranging from $3.33 – 3.47.
3 This transaction was executed in multiple trades at prices ranging from $3.49 – 3.50.
4 This transaction was executed in multiple trades at prices ranging from $3.92 – 4.00.
5 This transaction was executed in multiple trades at prices ranging from $4.07 – 4.10.
6 This transaction was executed in multiple trades at prices ranging from $4.08 – 4.10.
7 This transaction was executed in multiple trades at prices ranging from $4.04 – 4.09.
8 This transaction was executed in multiple trades at prices ranging from $4.05 – 4.10.
9 This transaction was executed in multiple trades at prices ranging from $4.05 – 4.10.
10 This transaction was executed in multiple trades at prices ranging from $3.95 – 4.07.
11 This transaction was executed in multiple trades at prices ranging from $3.85 – 3.92.
12 This transaction was executed in multiple trades at prices ranging from $3.90 – 3.99.
13 This transaction was executed in multiple trades at prices ranging from $3.91 – 3.99.
14 This transaction was executed in multiple trades at prices ranging from $3.93 – 4.05.
15 This transaction was executed in multiple trades at prices ranging from $4.09 – 4.10.